UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2012

Mattersight Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-27975	36-4304577
(Commission File Number)	(IRS Employer Identification No.)

200 S. Wacker Drive, Suite 820, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (877) 235-6925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The following information, including the exhibits described below, are provided pursuant to Items 2.02 and 7.01 of Form 8-K and shall not be deemed “filed” hereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 10, 2012, Mattersight Corporation (“Mattersight”) announced its results of operations for the first quarter of 2012. A copy of the press release announcing Mattersight’s first quarter 2012 results is included as Exhibit 99.1 to this Form 8-K report and is incorporated by reference.

On May 10, 2012, Mattersight will host a conference regarding its first quarter 2012 results of operations. The presentation materials relating to that conference call are available on Mattersight’s website, www.mattersight.com, and are attached as Exhibit 99.2 to this report and are incorporated by reference.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 10, 2012, Mattersight’s Audit Committee of the Board of Directors, upon recommendation from Mattersight’s management, concluded that the basic and diluted loss per share from continuing operations in the previously issued financial statements for the fiscal years ended December 26, 2009, January 1, 2011 and December 31, 2011 and for the quarterly periods ended April 2, 2011, July 2, 2011, October 1, 2011, and December 31, 2011 were incorrectly calculated. Specifically, the calculation of basic and diluted loss per share from continuing operations did not deduct dividends or other payments made in respect of the Series B Stock in accordance with Accounting Standards Codification 260, “Earnings Per Share”. As a result, the Board of Directors determined that the aforementioned financial statements should no longer be relied upon. Accordingly, Mattersight plans to restate its previously issued Consolidated Statements of Operations for the requisite periods to correct the error as set forth in the table below. The error had no effect on any other amounts or financial statement line items.

	For the Quarter Ended				For the Fiscal Year Ended
	December 31, 2011	October 1, 2011	July 2, 2011	April 2, 2011	2011	2010	2009
	(In thousands, except per share data)
Loss from continuing operations	$(2,513)	$(2,511)	$(775)	$(4,761)	$(10,560)	$(16,304)	$(15,354)
Income (loss) from discontinued operations, net of tax	1,210	(477)	28,065	122	28,920	2,986	4,734

Net income (loss)	(1,303)	(2,988)	27,290	(4,639)	18,360	(13,318)	(10,620)
Series B Stock fair value over stated value	(6,555)	—	—	—	(6,555)	—	—
Dividends related to Series B Stock	(302)	(316)	(317)	(317)	(1,252)	(1,273)	(1,292)

Net income (loss) available to common stockholders	$(8,160)	$(3,304)	$26,973	$(4,956)	$10,553	$(14,591)	$(11,912)

Per common share:
Basic/diluted loss from continuing operations (Previously Reported)	$(0.17)	$(0.18)	$(0.05)	$(0.34)	$(0.74)	$(1.19)	$(1.16)

Basic/diluted loss from continuing operations (Restated)	$(0.64)	$(0.20)	$(0.08)	$(0.36)	$(1.29)	$(1.28)	$(1.26)

Adjustment to basic/diluted loss from continuing operations	$(0.47)	$(0.02)	$(0.03)	$(0.02)	$(0.55)	$(0.09)	$(0.10)

Shares used to calculate basic/diluted net income (loss) per share	14,538	14,297	14,111	13,953	14,225	13,701	13,255

Mattersight will file an amended Annual Report on form 10-K/A for the fiscal year ended December 31, 2011. Because the 10-K/A will restate the basic and diluted loss from continuing operations on a per share basis for each of the quarterly periods, Mattersight does not plan on amending previously filed 10-Qs.

As a result of the foregoing, the registrant was not able to complete its Form 10-Q for the three-month period ended March 31, 2012 by the filing deadline of May 10, 2012 without unreasonable effort and expense. Mattersight expects to file this Form 10-Q with the SEC as soon as practicable after filing the amended filings described above, and, in any case, within five days of this filing.

Mattersight and its Audit Committee have discussed the matters reported in this report with its independent public accounting firm, Grant Thornton, LLP.

Item 7.01. Regulation FD Disclosure.

See “Item 2.02 Results of Operations and Financial Condition” above.

Item 9.01. Financial Statements and Exhibits.

(a), (b), and (c) not applicable.

(d) Exhibits:

99.1	Press Release, dated May 10, 2012, announcing Mattersight’s first quarter 2012 results of operations (furnished herewith).

99.2	Power Point presentation delivered by Mattersight’s Chief Executive Officer and Chief Financial Officer on May 10, 2012 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                MATTERSIGHT CORPORATION

Date: May 10, 2012	By:	/S/ WILLIAM B. NOON
William B. Noon
Vice President and Chief Financial Officer